Exhibit 10.1

SECOND AMENDMENT TO COMMON STOCK PURCHASE AGREEMENT

BETWEEN PEAK BIO, INC. AND WHITE LION CAPITAL LLC

THIS SECOND AMENDMENT TO COMMON STOCK PURCHASE AGREEMENT (this “Amendment”), effective August 14, 2023 (the “Second Amendment Effective Date”), is by and between Peak Bio, Inc. (the “Company”) and White Lion Capital, LLC (the “Investor”), and amends the Common Stock Purchase Agreement between the Company and Investor dated November 3, 2022 (the “Initial Agreement”), as amended by the Amendment to Common Stock Purchase Agreement effective March 13, 2023 (the “First Amendment” and, such First Amendment collectively with the Initial Agreement, the “Agreement”). All capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Agreement.

WHEREAS, the Agreement provides for Company’s right during the Commitment Period to issue and sell to the Investor newly issued Common Stock of the Company while the Common Stock is listed on an Eligible Market; and

WHEREAS, the parties desire to amend the Agreement to provide the Company with the right during the Commitment Period to issue and sell to the Investor newly issued Common Stock of the Company on an accelerated basis, subject to the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions.

Annex I to the Agreement is hereby amended as follows as of the Second Amendment Effective Date:

(a) The following new definitions are added:

“Accelerated Purchase Notice” means, with respect to a Purchase made pursuant to Section 3.1.1, an irrevocable written notice, substantially in the form of Exhibit G hereto, delivered by the Company to the Investor directing the Investor to purchase Purchase Notice Shares on an accelerated basis (such specified Purchase Notice Shares subject to adjustment as necessary to give effect to the Accelerated Purchase Notice Limit), at the Accelerated Purchase Price priced over the Accelerated Valuation Period, therefor on the applicable Accelerated Purchase Settlement Date for such Purchase in accordance with this Agreement. For clarity, in the event an Accelerated Purchase Notice is not accepted by Investor pursuant to Section 3.3.1 on the date of issuance by the Company, the Accelerated Purchase Notice shall be deemed to lapse and be of no force or effect.

“Accelerated Purchase Price” shall be equal to the lower of (i) the opening price of Common Stock during the Accelerated Valuation Period, (ii) the closing price of the Common Stock during Accelerated Valuation Period, or (iii) the volume weighted average price of the Common Stock during Accelerated Valuation Period; provided, however, that if at the time the Company delivers an Accelerated Purchase Notice to Investor the price of the Common Stock is lower than the opening price of the Common Stock during the Accelerated Valuation Period, the Accelerated Purchase Price will be discounted by 20%.

“Accelerated Valuation Period” shall mean the calendar day that is the Accelerated Purchase Date.

“Accelerated Purchase Date” shall mean the date in which the Company sends an Accelerated Purchase Notice and Investor provides written acceptance of such Accelerated Purchase Notice; provided that, for clarification, in the event Investor does not provide written acceptance of the Accelerated Purchase Notice on such date, the Accelerated Purchase Notice shall be deemed to have lapsed and be of no force or effect.

“Accelerated Purchase Notice Limit” shall mean 200%.

(b) The following definitions are hereby amended in their entirety as of the Second Amendment Effective Date:

“Percentage Limit” shall mean, (i) with respect to a Purchase under the Purchase Notice 1, Percentage Limit 1, (ii) with respect to a Purchase pursuant to a Purchase Notice 2, the Percentage Limit 2, (iii) with respect to a Purchase pursuant to a Purchase Notice 3, the Percentage Limit 3, and (iv) with respect to a Purchase pursuant to an Accelerated Purchase Notice, the Accelerated Purchase Notice Limit.

“Purchase Notice” means a Purchase Notice 1, Purchase Notice 2, Purchase Notice 3, or an Accelerated Purchase Notice, as applicable.

“Purchase Price” means Purchase Price 1, Purchase Price 2, Purchase Price 3, or an Accelerated Purchase Price, as applicable.

2. Amendment to Section 3

The following Section 3.1.1 is hereby added to the Agreement immediately after Section 3.1, as follows:

“Section 3.1.1 Accelerated Purchases. Notwithstanding the foregoing, subject to the terms and conditions of this Agreement, from and after the Execution Date, in addition to purchases of Purchase Notice Shares as described in Section 3.1 above, and subject to the Accelerated Purchase Notice Limit, the Company shall also have the right, but not the obligation, to request the Investor, by its timely delivery to the Investor of an Accelerated Purchase Notice on an Accelerated Purchase Date in accordance with this Agreement, to purchase the number of Shares specified in the Accelerated Purchase Notice at the applicable Accelerated Purchase Price therefor in accordance with this Agreement (and for purposes of this Section 3.1.1, such Shares to be purchased pursuant to an Accelerated Purchase Notice shall also be referred to as “Purchase Notice Shares”, and each such purchase, an “Accelerated Purchase”); provided, however, that such Accelerated Purchase shall only become enforceable upon and be subject to the written acceptance of the Accelerated Purchase Notice through counter-signature by the Investor. The Company may deliver multiple Accelerated Purchase Notices to the Investor on an Accelerated Purchase Date. Notwithstanding Section 3.2, the wire for the Accelerated Purchase Notice shall occur five (5) Trading Days following the end of the Accelerated Valuation Period (the “Accelerated Purchase Settlement Date”). In addition, for purposes hereof, the Floor Price limitation may be waived by the Investor with respect to any Accelerated Purchase.”

3. Amendment to First Amendment

Section 3(b) of the First Amendment is hereby amended in their entirety as of the Second Amendment Effective Date:

“In addition, in the event the Company does not issue Purchase Notices to the Investor providing for the purchase of at least $1,250,000 of Purchase Shares in the aggregate by June 15, 2024, the Company will issue the Investor an additional number of fully paid, non-assessable shares of Common Stock equal to the quotient obtained by dividing (i) $150,000 and (ii) the lowest Closing Sale Price of the Common Stock of the 10 (ten) Trading Days prior to June 15, 2024.”

4. Representations and Warranties.

The Company hereby:

(a) reaffirms all representations and warranties made to Investor under the Agreement and confirms that all are true and correct in all respects as of the Second Amendment Effective Date as if made on and as of the Second Amendment Effective Date, except for representations and warranties which expressly relate exclusively to an earlier date, which shall be true and correct in all respects as of such earlier date; and

(b) represents and warrants that it has the authority and legal right to execute, deliver and carry out the terms of this Amendment, that such actions were duly authorized by all necessary entity action and that the officers executing this Amendment on its behalf were similarly authorized and empowered and that this Amendment does not contravene any provisions of its articles of incorporation, bylaws, certificate of formation, limited liability company agreement or other formation documents, or of any contract or agreement to which it is a party or by which any of its properties are bound.

5. Miscellaneous.

(a) Except as modified by this Amendment, the Agreement continues in full force and effect in accordance with its terms.

(b) This Amendment shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York.

(c) This Amendment may be executed in any number of counterparts and by facsimile or electronic transmission (which shall bind the parties hereto), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officer as of the Second Amendment Effective Date.

PEAK BIO, INC.

By:	/s/ Steve LaMond
Name:	Steve LaMond
Title:	Interim Chief Executive Officer

By:	/s/ Tim Cunningham
Name:	Tim Cunningham
Title:	Chief Financial Officer

WHITE LION CAPITAL, LLC

By:	/s/ Nathan Yee
Name:	Nathan Yee
Title:	Managing Member

EXHIBIT G

FORM OF ACCELERATED PURCHASE NOTICE

TO: WHITE LION CAPITAL LLC

We refer to the equity purchase agreement, dated as of November 3, 2022, (as amended, the “Agreement”), entered into by and between Peak Bio, Inc., and White Lion Capital LLC. Capitalized terms defined in the Agreement shall, unless otherwise defined herein, have the same meaning when used herein.

We hereby:

1) Give you notice that we require you to purchase __________ Purchase Notice Shares pursuant to the Agreement.

2) Certify that, as of the date hereof, the conditions set forth in Section 7.2 and Section 7.3 of the Agreement are satisfied.

PEAK BIO, INC.

By:
Name:
Title:

Accepted:

White Lion Capital LLC

By:
Name:
Title: